Exhibit 16(14)(i)






                       INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer New York Tax-Exempt Fund:


We consent to the incorporation by reference in the Registration Statement on Form N-14 of Oppenheimer New York Tax-Exempt Fund of our report dated October 21, 1994, appearing in the 1994 Annual Report of Oppenheimer New York Tax-Exempt Fund and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG PEAT MARWICK LLP

Denver, Colorado
September 20, 1995



merge\360kp.con